UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2022

Valaris Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-08097	98-1589854
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House, 2 Church Street
Hamilton, Bermuda, HM 11
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	VAL	New York Stock Exchange
Warrants to purchase Common Shares	VAL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 15, 2022, Valaris Limited (the “Company”) commenced a consent solicitation (the “Consent Solicitation”) seeking to amend the indenture governing the Senior Secured First Lien Notes due 2028 (the “Notes”) of the Company. The terms and conditions of the Consent Solicitation were described in detail in the Consent Solicitation Statement dated August 15, 2022 (the “Consent Solicitation Statement”).

On August 19, 2022, following the receipt of the requisite consents in the Consent Solicitation, the Company, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and first lien collateral agent (the “Trustee”), entered into the Fourth Supplemental Indenture (the “Supplemental Indenture”), which gives effect to the amendments to the Indenture, dated as of April 30, 2021, among the Company, the guarantors party thereto and the Trustee (as amended, supplemented or otherwise modified from time to time, the “Indenture”), with respect to which the requisite consents were sought and obtained.

Upon the payment of the consent fee with respect to each Note for which a consent fee is payable pursuant to the Consent Solicitation Statement, the Supplemental Indenture amends the Indenture to (i) implement a consolidated net income builder basket for Restricted Payments (as defined in the Indenture), increase the general basket for Restricted Payments from $100 million to $175 million and make other incremental changes to the Company’s Restricted Payments capacity and (ii) increase the general basket for Investments (as defined in the Indenture) from the greater of $100 million and 4.0% of Total Assets (as defined in the Indenture) to the greater of $175 million and 6.5% of Total Assets, in each case as more fully described in the Consent Solicitation Statement and set forth in the Supplemental Indenture.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure under Item 1.01 hereof that is responsive to Item 3.03 hereof is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Fourth Supplemental Indenture, dated August 19, 2022, among Valaris Limited, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and first lien collateral agent.

101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in inline Extensible Business Reporting Language

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valaris Limited

Date: August 22, 2022	/s/ Darin Gibbins
Darin Gibbins
Vice President, Investor Relations and Treasurer